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                                                                    EXHIBIT 10.5

                            SECOND AMENDMENT TO THE
                           U.S. ROBOTICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     The U.S. Robotics Corporation Employee Stock Purchase Plan (the "Plan") is hereby amended, effective October 1, 1995, as follows:

      1. Section 3(b) of the Plan shall be amended to read as follows:

           "An employee who is subject to Section 16 of the Securities Exchange Act of 1934 and is a highly compensated employee (within the meaning of Section 414(q) of the Code) shall not be eligible to participate in the Plan; and"

      2. Section 6(a) of the Plan shall be amended to read as follows:

           "A Participant shall pay for the shares of Common Stock authorized for in his Subscription Agreement by electing to authorize payroll deductions for the purchase price of said shares, to be made beginning the first pay period following the Subscription Date and ending the last pay period of the Subscription Period. Such payroll deduction shall be any percentage equal to a whole number equal to or less than ten (10) multiplied by one percent (1%) of the Compensation of the Participant (but not less than $30.00 per biweekly payroll or $15.00 per weekly payroll, whichever is applicable), or any specified even dollar amount, up to but not more than ten percent (10%) of his Compensation for the Subscription Period. In addition to the foregoing, if a Participant is employed by a subsidiary of the Company that has been formed under the laws of any foreign country, or if the Participant's employment is based in Canada, the Participant may, in lieu of the foregoing, elect to to make, on or before ten (10) days prior to the Price Date (as defined in subsection 6(b)), a lump sum payment for the purchase price of said shares, of not more than ten percent (10%) of the Participant's Compensation for the period between the next preceding Subscription Date and the Price Date."

     3. The Plan shall be amended in its entirety, including in Section 6(b), 7, 8, 9, 11, 16, and 17 (but excluding Section 21 which permits a lump sum payment upon a Participant's death, which may continue to be made as provided therein), to clarify that any references therein to "lump sum payments" or "lump sum deposits" shall have the meaning necessary to effectuate the purposes of the amendment so Section 6(a) of the Plan as set forth above.

     IN WITNESS WHEREOF, U.S. Robotics Corporation has caused this Amendment to be executed by its officer hereto duly authorized this 10th day of August, 1995.

                               U.S. ROBOTICS CORPORATION,
                               a Delaware corporation


                               By:      /s/ Mark Remissong
                                     ------------------------------------------

                               Its:  Vice President and Chief Financial Officer